Exhibit 6(b)


                             DISTRIBUTION AGREEMENT


                                                                October 24, 1997


GE Investment Services Inc.
3003 Summer Street
Stamford, Connecticut  06905

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements set out below, GE Investments Funds, Inc., a corporation organized under the laws of the State of Virginia (the "Company"), has agreed that GE Investment Services Inc. ("GEIS") will be, for the period of this Agreement, the distributor of shares of beneficial interest of each series of the Company (individually a "Fund" and collectively the "Funds").


1.    Services as Distributor.

     1.1 GEIS agrees to solicit orders for the sale of shares of the Company and to undertake advertising and promotion that it believes reasonable in connection with the solicitation.

     1.2 GEIS will act as agent for the distribution of shares of the Company covered by, and in accordance with, the Company's Registration Statement on Form N-1A then in effect under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form N-1A, together with the Prospectus (the "Prospectus") and statement of additional information (the "Statement") included as part of the Registration Statement on Form N-1A, any amendments to the Registration Statement on Form N-1A, and any supplements to, or material incorporated by reference into the Prospectus or Statement, being referred to collectively in this Agreement as the "Registration Statement."

     1.3 All activities by GEIS as distributor of shares of the Company will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1.4 (a) GEIS will have the right to purchase from the Company the shares needed, but not more than the shares needed (except for clerical errors in transmission), to fill unconditional orders for shares placed through GEIS. The price that GEIS will pay for the shares so purchased from the Company will be the current public offering price on which the orders were based, as described in paragraph (b) of this Section 1.4.

          (b) The public offering price of the shares of the Company will be the net asset value determined as set forth in the Registration Statement, plus any applicable sales charge.

          (c) GEIS will have the right to enter into selected dealer agreements. All dealers of Company shares will act in accordance with the Registration Statement then in effect under the Securities Act. All activities by dealers of Company shares will comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act and the 1940 Act by the Commission or any securities association registered under the Exchange Act.

          (d) The Company's transfer and dividend agent, or any other agent designated in writing by the Company, will be promptly advised by GEIS of all purchase orders for shares of the Company. The Company may cease, on the basis of market, economic or political conditions, or on the basis of any other abnormal conditions, to accept any orders for Company shares or continue to sell shares until the Directors deem it advisable to accept the orders and to make the sales. The Company will promptly advise GEIS of the determination to recommence accepting orders or selling shares. The Company (or its agent) will confirm orders for shares upon their receipt, or in accordance with any exemptive order of the Commission, and will make appropriate book entries pursuant to the instructions of GEIS. GEIS agrees to cause payment for shares and instructions as to book entries to be delivered promptly to the Company (or its agent).

     1.5 The outstanding shares of the Company are subject to redemption as set forth in the Company's Articles of Incorporation dated as of May 14, 1984, as amended from time to time (the "Articles of Incorporation"), and in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the shares will be equal to their net asset value, determined as set forth in the Prospectus.

     1.6 GEIS will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Company.

     1.7 The Company agrees, at its own expense, to execute any and all documents, to furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with (a) registering shares under the Securities Act to the extent necessary to have available for sale the number of shares as may reasonably be expected to be purchased and (b) the qualification and maintenance of the qualification of shares of the Company for sale in such states as GEIS may designate, except that the Company will not be obligated to execute a general consent to service of process in any state.

     1.8 The Company will furnish GEIS from time to time, for use in connection with the sale of shares of the Company such information with respect to the Company and its shares as GEIS may reasonably request, all of which information must be signed by one or more of the Company's duly authorized officers; and the Company warrants that the statements contained in any such information, when so signed by the Company's officers, will be true and correct. The Company will also furnish GEIS upon request with: (a) financial statements of the Company or any series of the Company audited at least annually by independent public accountants regularly retained by the Company, (b) quarterly earnings statements of the Company or any series of the Company prepared by the Company, (c) a monthly itemized list of the securities in the portfolio of the Company or any series of the Company, (d) monthly balance sheets with respect to the Company or any series of the Company as soon as practicable after the end of each month and
(e) from time to time any additional information regarding the financial condition of the Company or any series of the Company as GEIS may reasonably request.

     1.9 The Company represents to GEIS that the Registration Statement filed by the Company with the Commission under the Securities Act has been carefully prepared in conformity with the requirements of the Securities Act and the 1940 Act and the respective rules and regulations of the Commission thereunder. The Company represents and warrants to GEIS that the Registration Statement, upon its becoming effective, will contain all statements required to be stated therein in conformity with the Securities Act and the rules and regulations of the Commission thereunder; that all statements of fact contained in the Registration Statement will be true and correct when the Registration Statement becomes effective; and that the Registration Statement, upon its becoming effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company may, but will not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as may, in the Company's judgment, be necessary or advisable. If the Company does not propose an amendment or amendments or supplement or supplements within 15 days after receipt by the Company of a written request from GEIS to do so, GEIS may, at its option, terminate this Agreement in accordance with the requirements of Section 2 of this Agreement or decline to make offers of the Company's securities until the amendments are made. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus without giving GEIS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement will in any way limit the Company's right to file at any time such amendments to the Registration Statement or supplements to the Prospectus, of whatever character, as the Company may deem advisable, this right being in all respects absolute and unconditional.

     1.10 (a) The Company authorizes GEIS to use any prospectus with respect to the Company or series of the Company in the forms furnished to GEIS from time to time in connection with the sale of Company shares and agrees to furnish such quantities of the prospectus as GEIS may reasonably request. GEIS will devote reasonable time and effort to effect sales of Company shares, but will not be obligated to sell any specific number of shares. The services of GEIS under this Agreement are not to be deemed exclusive and nothing contained in this Agreement should be deemed to prevent GEIS from entering into distribution arrangements with other investment companies so long as the performance of its obligations under this Agreement is not impaired by GEIS's doing so.

          (b) In selling the shares of the Company, GEIS and selected dealers will use their best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the sale of the shares. Neither GEIS nor any other person is authorized by the Company to give any information or to make any representations, other than those contained in the Registration Statement or in any sales literature specifically approved by the Company.

          (c) GEIS will adopt and follow procedures, as approved by the Company, for the confirmation of sales to purchasers of Company shares, the collection of amounts payable by those purchasers, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and applicable rules and regulations of the Commission.

          (d) GEIS represents to the Company that GEIS is a broker-dealer registered with the Commission under the Exchange Act, is a member of the NASD, and is registered or licensed under the laws of all jurisdictions in which its activities require it to be so registered or licensed. GEIS shall maintain such registration or license in effect at all times during the term of this Agreement and will immediately notify the Company of the occurrence of any event that would disqualify GEIS from serving as the distributor of shares of the Funds by operation of Section 9(a) of the 1940 or otherwise.

     1.11 (a) The Company agrees promptly to notify GEIS of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance and sale of any shares of the Company.

          (b) The Company agrees to indemnify and hold GEIS, its several officers and directors, and any person who controls GEIS within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that GEIS, its officers and directors, or the controlling person may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either the Registration Statement or Prospectus or necessary to make the statements in either not misleading; provided, however, that the Company's agreement to indemnify GEIS, its officers and directors, and the controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by GEIS specifically for use in the preparation of the Registration Statement.

          (c) The Company's agreement to indemnify GEIS, its officers and directors, and any controlling person, described in paragraph (b) of this
     Section 1.11, is expressly conditioned upon the Company's being notified of any action brought against GEIS, its officers or directors, or any controlling person, such notification to be given by letter or by telegram addressed to the Company at its principal office in Stamford, Connecticut within ten days after the summons or other first legal process is served. The failure to notify the Company in this manner of any such action will relieve the Company from any liability that the Company may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this Section 1.11.

          (d) The Company will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this
     Section 1.11, but, in such case, the defense will be conducted by counsel of good standing chosen by the Company and approved by GEIS (who will not, except with the consent of GEIS, be counsel to the Company). In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by GEIS, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case GEIS does not approve of counsel chosen by the Company, the Company will reimburse GEIS, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the fees and expenses of any counsel retained by GEIS or them.

          (e) The Company's indemnification agreement contained in this Section
     1.11 and the Company's representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of GEIS, its officers and directors, or any controlling person, and will survive the delivery of any shares of the Company. The Company's agreement of indemnity will inure exclusively to GEIS's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Company will not be obligated to indemnify any entity or person pursuant to this Section 1.11 against any liability to which GEIS, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     1.12 (a) GEIS agrees to indemnify and hold the Company, its several officers and directors, and any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Company, its officers or directors, or the controlling person, may incur under the Securities Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Company, its officers or directors, or the controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by GEIS to the Company specifically for use in the Registration Statement and used in the Company's answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arise out of or are based upon any omission, or alleged omission, to state a material fact in connection with the information furnished in writing by GEIS to the Company and required to be stated in the answers or necessary to make the information not misleading.

          (b) GEIS's agreement to indemnify the Company, its officers and directors, and any controlling person under this Section 1.12 is expressly conditioned upon GEIS being notified of any action brought against the Company, its officers or directors, or any controlling person, such notification to be given by letter or telegram addressed to GEIS at its principal office in Stamford, Connecticut and sent to GEIS by the person against whom the action is brought, within ten days after the summons or other first legal process is served. The failure to notify GEIS of any such action will not relieve GEIS from any liability that GEIS may have to the Company, its officers or directors, or to the controlling person otherwise than on account of GEIS's indemnity agreement contained in this Section 1.12.

          (c) GEIS will have the right to control the defense of any action contemplated by this Section 1.12, with counsel of its own choosing, satisfactory to the Company, unless the action referred to in paragraph (a) of this Section 1.12 is not based solely upon an alleged misstatement or omission on GEIS's part. In such event, the Company, its officers or directors or the controlling person will each have the right to participate in the defense or preparation of the defense of the action.

          (d) GEIS will not be obligated to indemnify any entity or person pursuant to this Section 1.12 against any liability to which the Company, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     1.13 No shares of the Company may be offered by GEIS, selected dealers or the Company under any of the provisions of this Agreement, and no orders for the purchase or sale of shares of the Company pursuant to this Agreement may be accepted by the Company if and so long as the effectiveness of the Registration Statement is suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10 of the Securities Act is not on file with the Commission; provided, however, that nothing contained in this Section 1.13 will in any way restrict or have an application to or bearing upon the CompanyOs obligation to redeem its shares from any shareholder in accordance with the provisions of Section 1.5 of this Agreement and provided, further, that GEIS may continue to offer shares of the Company until GEIS has been notified in writing of the occurrence of any of the foregoing events.

     1.14 The Company agrees to advise GEIS immediately in writing:

          (a) of any request by the Commission for amendments to the Registration Statement or the Prospectus or any additional information regarding the Company;

          (b) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or that requires the making of any change in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and

          (d) of all actions of the Commission with respect to any amendments to the Registration Statement or the Prospectus that may from time to time be filed with the Commission.

2.    Term.

     This Agreement will become effective as of October 24, 1997 and thereafter will continue automatically for successive annual periods, so long as its continuance is specifically approved at least annually (a) by the Directors of the Company or (b) by a vote of a majority (as defined in the 1940 Act) of the Company's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement is terminable without penalty, (a) on not less than 60 days' notice (i) by action of the Directors who are not interested persons (as defined in the 1940 Act) of the Company, or (ii) by the vote of holders of a majority of the Company's shares, or (b) upon not less than 60 days' written notice by GEIS. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules under the 1940 Act).

3.    Amendments.

     This Agreement may be amended by the parties only if the amendment is specifically approved by (a) the Directors of the Company, or by the vote of a majority of outstanding voting securities of the Company, and (b) a majority of those Directors of the Company who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party cast in person at a meeting called for the purpose of voting on the approval.

4.    Miscellaneous.

     4.1 (a) The Company will bear all costs and expenses including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any registration statements and prospectus under the Securities Act and the 1940 Act, and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials to shareholders.

          (b) The Company will bear all costs and expenses of qualification of its shares for sale in such states of the United States or other jurisdictions as selected by GEIS pursuant to Section 1.7 of this Agreement and the cost and expenses payable to each for continuing qualification therein.

     4.2 (a) The Company represents that a copy of the Articles of Incorporation is on file with the Secretary of the State of Virginia. The Company further represents that a copy of the Articles of Incorporation is maintained by the Company.

          (b) The Company and GEIS agree that the obligations of the Company under this Agreement will not be binding upon any of the Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Directors of Company, and signed by an authorized officer of the Company, acting as such, and neither the authorization by the Directors nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the property of the Company as provided in the Articles of Incorporation. No series of the Company will be liable for any claims against any other series.

                                    * * * * *

     If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.



                           Very truly yours,


                           GE INVESTMENTS FUNDS, INC.


                           By:___________________________________
                           Name:
                           Title:


                           Accepted:



                           GE INVESTMENT SERVICES INC.


                           By:___________________________________
                           Name:
                           Title:



6